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(registered trademark)


July 25, 1997
Dear Fidelity Advisor Fund Shareholder:
Recently you voted on several matters affecting your Fidelity Advisor Fund(s), including a proposed amendment to the bylaws of Advisor Series I (Proposal #6), the trust for your fund(s).
If you either voted no or abstained from voting on Proposal #6 we'd like to ask you to reevaluate your decision in light of the information below. This proposed amendment will allow the Board of Trustees to approve any changes to the bylaws of the trust without seeking shareholder approval. The Board of Trustees is composed of a majority of trustees who are not affiliated with Fidelity. Currently, shareholder approval is required to amend certain provisions of the trust's bylaws.
1. The proposed bylaws are Fidelity standard bylaws that have been adopted by almost every other Fidelity trust.
2. In FMR's judgment, the proposed amendment will not have a material impact on the operation of your fund(s).
3. The proposed amendment will reduce the need for, and resulting expense of, holding future shareholder meetings.
4. The proposed amendment has been reviewed and approved by your Board of Trustees.
It is in the best interest of your fund(s) to be able to adapt quickly to changing conditions without delay and at the least possible cost to the fund(s). I hope that you will join with many of your fellow Fidelity Advisor Fund shareholders and vote in favor of the proposal.
Thank you for your time and careful consideration. To change your vote, simply complete the enclosed proxy card and return it as soon as possible. You can mail your signed proxy card(s) in the Federal Express envelope provided, or fax both the FRONT and BACK of your signed proxy card to 888-451-VOTE. Be sure to sign the card before mailing it in the envelope provided or faxing it to the number above. You also have the option of voting your shares by calling toll-free at 800-848-3155.
REMEMBER, VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED.
Sincerely,
Robert C. Pozen
President
Fidelity Management & Research Company
(registered trademark)


July 25, 1997
Dear Fidelity Advisor Fund Shareholder:
Recently you voted on several matters affecting your Fidelity Advisor Fund(s), including a proposed amendment to the bylaws of Advisor Series I (Proposal #6), the trust for your fund(s).
If you either voted no or abstained from voting on Proposal #6 we'd like to ask you to reevaluate your decision in light of the information below. This proposed amendment will allow the Board of Trustees to approve any changes to the bylaws of the trust without seeking shareholder approval. The Board of Trustees is composed of a majority of trustees who are not affiliated with Fidelity. Currently, shareholder approval is required to amend certain provisions of the trust's bylaws.
1. The proposed bylaws are Fidelity standard bylaws that have been adopted by almost every other Fidelity trust.
2. In FMR's judgment, the proposed amendment will not have a material impact on the operation of your fund(s).
3. The proposed amendment will reduce the need for, and resulting expense of, holding future shareholder meetings.
4. The proposed amendment has been reviewed and approved by your Board of Trustees.
It is in the best interest of your fund(s) to be able to adapt quickly to changing conditions without delay and at the least possible cost to the fund(s). I hope that you will join with many of your fellow Fidelity Advisor Fund shareholders and vote in favor of the proposal.
Thank you for your time and careful consideration. To change your vote, simply complete the enclosed proxy card and return it as soon as possible. You can mail your signed proxy card(s) in the envelope provided, or fax both the FRONT and BACK of your signed proxy card to 888-451-VOTE. Be sure to sign the card before mailing it in the envelope provided or faxing it to the number above. You also have the option of voting your shares by calling toll-free at 800-848-3155.
REMEMBER, VOTING IS QUICK AND EASY. EVERYTHING YOU NEED IS ENCLOSED.
Sincerely,
Robert C. Pozen
President
Fidelity Management & Research Company